     As filed with the Securities and Exchange Commission on July 3, 2001

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          THE SPORTS AUTHORITY, INC.
              (Exact name of issuer as specified in its charter)

           Delaware                                     36-3511120
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation of organization)



       3383 N. State Road 7                               33319
      Ft. Lauderdale, Florida                          (Zip Code)
(Address of principal executive offices)


                          THE SPORTS AUTHORITY, INC.
               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                                 FRANK W. BUBB
             Senior Vice President, General Counsel and Secretary
                          The Sports Authority, Inc.
                            3383 North State Road 7
                         Ft. Lauderdale, Florida 33319
                    (Name and address of agent for service)

                                (954) 735-1701
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            ROBERT J. LICHTENSTEIN
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                         Philadelphia, PA  19103-2921
                                (215) 963-5000


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of securities        Number of Shares      Proposed Maximum      Proposed Maximum         Amount of
 to be registered          To be registered     Offering price per    Aggregate Offering     registration fee
                                (2)(6)             share (1)(5)         Price (1)(4)              (1)(3)
--------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par         782,683               $3.31               $2,551,491              $677.76
 value
====================================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 ("Rule 457"), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. Based on the average of the high and low of the Common Stock on June 26, 2001, and the fee originally paid to register 21,789 shares of Common Stock under the 1994 Registration Statement (which number increased to 32,683 following the three for two stock split in 1996).

(2) On November 18, 1994, The Sports Authority, Inc. (the "Company") filed a Registration Statement on Form S-8 (File No. 33-86522, the "1994 Registration Statement") registering a total aggregate of 2,626,934 shares of the Company's Common Stock, par value $0.01 (the "Common Stock") under the Company's Management Stock Purchase Plan, Stock Option Plan, Employee Stock Purchase Plan and Director Stock Plan, of which 741,506 shares were registered under the Company's Employee Stock Purchase Plan (the "1994 Stock Purchase Plan"). In 1996, the Company effected a 3 for 2 stock split increasing the number of shares available for issuance under the 1994 Stock Purchase Plan to 1,112,259, of which 32,683 shares remain available for issuance.

     On June 27, 2001, the shareholders of the Company, on recommendation from the Company's Board of Directors, adopted the Amended and Restated Employee Stock Purchase Plan (the "Restated Stock Purchase Plan"). Pursuant to this adoption of the Restated Stock Purchase Plan, the Company is registering an additional 750,000 shares for purchase and issuance under the Restated Stock Purchase Plan and carrying forward, into the Restated Stock Purchase Plan, all shares registered for issuance under the 1994 Stock Purchase Plan. Therefore, this Registration Statement on Form S-8 (the "2001 Registration Statement") registers an additional 750,000 shares for purchase and issuance under the Restated Stock Purchase Plan and carries forward, into the Restated Stock Purchase Plan, 32,683 shares previously registered for purchase and issuance under the 1994 Stock Purchase Plan, pursuant to the 1994 Registration Statement.

     This 2001 Registration Statement is filed in accordance with Instruction E of Form S-8 and Telephone Interpretation G89 of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations, available July 1997.

(3) The registration fee of $677.76 is the sum of $142.76, paid on or about November 18, 1994 to register 21,789 shares of Common Stock to the 1994 Stock Purchase Plan under the 1994 Registration Statement (which number of shares increased to 32,683 following the 3 for 2 stock split in 1996), and $535.00 paid on or about June 29, 2001 to register 750,000 additional shares of Common Stock to the Restated Stock Purchase Plan under this 2001 Registration Statement.

(4) The proposed maximum aggregate offering price of $2,551,491 is the sum of the proposed maximum aggregate offering price of $413,991 for the registration of 21,789 shares of Common Stock to the 1994 Stock Purchase Plan under the 1994 Registration Statement (which number of shares increased to 32,683 following the 3 for 2 stock split in 1996) and the proposed maximum aggregate offering price of $2,137,500 for the registration of 750,000 shares of Common Stock to the Restated Stock Purchase Plan under this 2001 Registration Statement.

(5) The Proposed Maximum Offering Price per share is an arithmetical average of the offering price of the 750,000 shares of Common Stock registered under the Restated Stock Purchase Plan in this 2001 Registration Statement and the 21,789 shares registered in the 1994 Registration Statement (which number of shares increased to 32,683 following the 3 for 2 stock split in
     1996), based on the prices determined in accordance with Rule 457 and set forth in the 1994 Registration Statement and the 2001 Registration Statement.

(6) Simultaneously with the filing of this 2001 Registration Statement, the Company is also filing Amendment No. 2 to the 1994 Registration Statement de-registering 32,683 shares of Common Stock from registration for issuance under the 1994 Stock Purchase Plan in accordance with the 1994 Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed by The Sports Authority, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) The Registration Statement on Form S-8 pertaining to the Sports Authority, Inc. Management Stock Purchase Plan, the Sports Authority, Inc. Stock Option Plan, the Sports Authority, Inc. Employee Stock Purchase Plan and the Sports Authority, Inc. Director Stock Purchase Plan (File No. 33-86522) filed on November 18, 1994, as amended.

     (b) Annual Report on Form 10-K, for the Fiscal Year Ended February 3, 2001 (the "2000 10-K");

     (c)  The Quarterly Report on Form 10-Q for the Quarter ended May 3, 2001.

     (d) The description of the shares of Common Stock, $.01 par value, of the Company (the "Common Stock") contained in the Registration Statement on Form S-1, filed by the Company with the Commission, under "Description of Capital Stock", which is also incorporated by reference in the Company's Registration Statement on Form 8-A, dated October 24, 1994, filed with the Commission pursuant to Section 12(b) of the Exchange Act.

          All reports and other documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement, from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into the Registration Statement.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Independent Certified Public Accountants
----------------------------------------

          The consolidated financial statements of the Company as of February 3, 2001 and January 29, 2000, and for the years then ended, appearing in the Company's Annual Report on Form 10-K for the year ended February 3, 2001 have been audited by Ernst & Young LLP, independent certified public accountants.
The consolidated financial statements of the Company for the year ended January 24, 1999 have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP and PricewaterhouseCoopers LLP, pertaining to such financial statements (to the extent covered by consents filed by Ernst & Young LLP and PricewaterhouseCoopers LLP with the Securities and Exchange Commission) given upon the authority of such firms as experts in accounting and auditing.

Item 8.   Exhibits.
          ---------

          Exhibit No.                       Description

             4.1 Restated Certificate of Incorporation of The Sports Authority, Inc. incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended January 22, 1995, filed with the Commission on April 24, 1995.

             4.2 Amended and Restated Bylaws of The Sports Authority, Inc. incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended October 25, 1998, filed with the Commission on December 9, 1998.

             5.1        Opinion of Morgan, Lewis & Bockius LLP, counsel to the
                        Company

            23.1        Consent of Ernst & Young LLP

            23.2        Consent of PricewaterhouseCoopers LLP.

            23.3 Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

              24        Power of Attorney (included as part of the Signature
                        Page)

            99.1 The Sports Authority, Inc. Amended and Restated Employee Stock Purchase Plan

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 3rd day of July, 2001.

                              THE SPORTS AUTHORITY, INC.
                              (Registrant)


                              By:  /s/ Martin E. Hanaka
                                   -----------------------
                                   Martin E. Hanaka
                                   Chief Executive Officer

          KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank W. Bubb, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Name                                        Title                         Date
                  ----                                        -----                         ----
/s/ Martin E. Hanaka                          Chief Executive Officer and                July 3, 2001
-----------------------------------------     Director Principal Executive
Martin E. Hanaka                              Officer)


/s/ George R. Mihalko                         Executive Vice President and               July 3, 2001
-----------------------------------------     Chief Financial Officer
George R. Mihalko                             (Principal Financial Officer)


/s/ Todd Weyhrich                             Senior Vice President and                  July 3, 2001
-----------------------------------------     Controller (Principal
Todd Weyhrich                                 Accounting Officer)

/s/ A. David Brown                                        Director                    July 3, 2001
-----------------------------------------
A. David Brown


/s/ Mary Elizabeth Burton                                 Director                    July 3, 2001
-----------------------------------------
Mary Elizabeth Burton


/s/ Cynthia R. Cohen                                      Director                    July 3, 2001
-----------------------------------------
Cynthia R. Cohen


/s/ Steve Dougherty                                       Director                    July 3, 2001
-----------------------------------------
Steve Dougherty


/s/ Julius W. Erving                                      Director                    July 3, 2001
-----------------------------------------
Julius W. Erving


                                                          Director
-----------------------------------------
Carol Farmer

/s/ Charles H. Moore
-----------------------------------------                 Director                    July 3, 2001
Charles H. Moore


/s/ Kevin McGovern
-----------------------------------------                 Director                    July 3, 2001
Kevin McGovern


/s/ Frank W. Bubb
-----------------------------------------         Attorney-In-Fact for the            July 3, 2001
Frank W. Bubb                                     Officers and Directors of
                                                  The Sports Authority, Inc.


                               INDEX TO EXHIBITS


         Exhibit No.                          Description

            4.1 Restated Certificate of Incorporation of The Sports Authority, Inc. incorporated by reference to Exhibit
                         3.1 of the Company's Annual Report on Form 10-K for the year ended January 22, 1995, filed with the Commission on April 24, 1995.

            4.2 Amended and Restated Bylaws of The Sports Authority, Inc. incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended October 25, 1998, filed with the Commission on December 9, 1998.

            5.1          Opinion of Morgan, Lewis & Bockius LLP, counsel to the
                         Company

           23.1          Consent of Ernst & Young LLP

           23.2          Consent of PricewaterhouseCoopers LLP.

           23.3 Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

             24          Power of Attorney (included as part of the Signature
                         Page)

           99.1 The Sports Authority, Inc. Amended and Restated Employee Stock Purchase Plan